EXHIBIT 99.1

Legal Technology Solutions Provider Epiq Systems Announces 2014 Results and Reviews 2015 Outlook

Conference Call Today at 4:30 pm ET

KANSAS CITY, Kan., March 2, 2015 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) a leading global provider of integrated technology solutions for the legal profession, today announced results for its fourth quarter and year ended December 31, 2014 and provided updated financial guidance for 2015. Epiq will hold a conference call today at 4:30 pm ET to review its results and 2015 outlook (information below).

Financial Results Summary
	Q4		Full Year
(In millions, except per share data)	2014	2013	2014	2013
Operating Revenue	$108.5	$121.0	$444.1	$438.7
Net (Loss) Income	($0.6)	$0.1	($1.3)	$11.1
Net (Loss) Income Per Share (Diluted)	($0.02)	$0.00	($0.04)	$0.30
Adjusted EBITDA(1)	$25.1	$27.1	$97.0	$99.3
Adjusted Net Income(1)	$8.1	$9.1	$28.8	$35.7
Adjusted Earnings Per Share (EPS)(1)	$0.22	$0.26	$0.80	$0.98
Adjusted Diluted Shares	36,805	35,312	36,110	36,302
Net Cash from Operations	$32.3	$24.0	$69.7	$32.6
(1) Adjusted net income, adjusted EBITDA and adjusted earnings per share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most comparable GAAP measure.

Financial Results Overview

For the fourth quarter, operating revenue of $108.5 million and adjusted EBITDA of $25.1 million were broadly in line with previously revised expectations while adjusted EPS of $0.22 exceeded the revised expectations. Net cash from operations was $32.3 million, a 35% increase compared to the prior year quarter. Quarterly adjusted EBITDA and adjusted EPS reflect an increase in higher margin business from both reporting segments, as well as increased utilization of document review space and reduced direct expense, which drove adjusted EBITDA margin to 23.0% compared to 22.4% in the prior year quarter. Additional segment performance details are provided below.

Full year 2014 operating revenue reflects a $12.8 million increase in the Technology segment, which was partially offset by a $7.4 million decrease in the Bankruptcy and Settlement Administration segment, compared to 2013. Net cash from operations in 2014 was $69.7 million, an increase of 114% compared to 2013. The 2014 reported net loss of $1.3 million was due primarily to the recognition of $13.5 million in pre-tax reorganization expense and $1.9 million of strategic review expense. The reorganization expense and strategic review expense are excluded from non-GAAP "adjusted" financial results. Full year adjusted EBITDA and adjusted EPS reflect increased Technology segment operating revenue, impact from strategic investments directed at the global expansion of the eDiscovery franchise, pricing pressure in global electronically stored information (ESI) services, reduced document review volumes, fewer bankruptcy filings due to the current cyclical downturn in the bankruptcy market and reduced activity related to a large settlement administration engagement.

2014 Business Highlights

  Strengthened management and Board with key appointments:
- Brad Scott	President and Chief Operating Officer
- Karin-Joyce Tjon	Executive Vice President and Chief Financial Officer
- Chris Jutkiewicz	Senior Vice President and Chief Technology Officer
- W. Bryan Satterlee	Lead independent director
- Douglas M. Gaston	Independent director
- Kevin L. Robert	Independent director
  Retained in the largest Chapter 11 reorganization since 2011 - Energy Future Holdings.

  Completed the consolidation of five legacy data centers in the United States to one centralized facility to accommodate growth and future business lines, drive economies of scale and offer unprecedented global capabilities.

  Initiated review of strategic and financial alternatives to enhance shareholder value and retained Credit Suisse Securities as advisor. Review is ongoing.

  Paid quarterly cash dividends totaling $0.36 per share.

"For the fourth quarter, operating revenue met our revised expectations and we achieved our highest levels of quarterly adjusted EBITDA and adjusted EPS of 2014. The results reflect progress executing strategies that leverage our capabilities and leading market positions to drive robust and profitable revenue," said Tom W. Olofson, chairman and CEO of Epiq Systems. "We also began to see an impact from cost efficiency initiatives to drive margin improvement in 2015 and beyond.

"The last year was also a transitional period for Epiq as we strengthened our management team and we are focused on a number of strategic and operational initiatives intended to drive our long term growth and financial performance. In 2015, we are focused on expanding our electronic discovery solutions to address emerging needs in managed services and information governance along with leveraging our international facilities and existing legal community relationships to grow our business. We expect investments in operations, client services and IT resources to support growth and deliver margin improvements.

"Our bankruptcy business performance in 2014 was stronger than expected considering that we are at the low end of the cycle. Interest rate increases could begin in the not too distant future and a significant amount of leveraged debt will come due in 2016. We believe these dynamics point to a new bankruptcy cycle starting within the next couple of years. Our track record, industry-leading reputation and strong relationships in the bankruptcy community, underscored by our work on the largest and most complex cases, position us well for the next cycle. We are also working to expand our reach into non-traditional creditor claims projects, which provide supplemental revenue outside of traditional bankruptcy work. Finally, in settlement administration, we anticipate modest revenue growth in 2015 driven by mass tort and federal agency opportunities, and emerging areas such as data breaches."

Segment Review

Technology Segment (eDiscovery)
	Q4		Full Year
(In millions)	2014	2013	2014	2013
Operating Revenue	$68.9	$84.4	$297.7	$284.9
Adjusted EBITDA	$20.7	$25.6	$84.0	$89.3
Operating Revenue Mix
Electronically Stored Information (ESI)	64%	54%	59%	58%
Document Review	36%	46%	41%	42%
International(1)	22%	18%	21%	18%
(1) Included in operating revenue percentages for ESI and document review.

Epiq's Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including global electronically stored information (ESI) and global document review. Although lower document review volume drove a $15.5 million decline in Technology segment operating revenue compared to the prior year quarter, adjusted EBITDA margin held steady at 30.0% due to increased utilization of document review space and reduced direct expense. The quarterly decline in adjusted EBITDA contribution reflects lower document review activity and competitive pricing pressure in ESI compared to the prior year quarter, which was partially offset by an increased mix of higher margin revenue from ESI and international operations.

Full year 2014 Technology segment operating revenue benefited from organic growth particularly from international markets where operating revenue as a percentage of total segment operating revenue increased to 21% from 18% the prior year. North American technology revenue remained steady in 2014 reflecting continued ESI pricing pressure and reduced activity in a large document review engagement.

Bankruptcy and Settlement Administration Segment
	Q4		Full Year
(In millions)	2014	2013	2014	2013
Operating Revenue	$39.6	$36.6	$146.4	$153.8
Adjusted EBITDA	$14.6	$12.8	$53.2	$49.1

Greater claims activity in non-traditional bankruptcy engagements and two large settlement engagements supported higher fourth quarter 2014 operating revenue in the Bankruptcy and Settlement Administration segment compared to the prior year quarter. Adjusted EBITDA benefited from an increased mix of revenue from corporate restructuring solutions and legal services supporting settlement administration, both higher margin service lines.

Total U.S. bankruptcy filings fell 12 percent in 2014 contributing to a decline in fiscal 2014 segment operating revenue. Reduced activity in a large private anti-trust engagement led to lower Settlement Administration operating revenue in 2014 compared to 2013. Adjusted EBITDA for 2014 increased compared to 2013 reflecting a higher mix of corporate restructuring solutions and legal services.

2015 Financial Guidance

Epiq estimates that operating revenue for 2015 will be between $465 million and $485 million, adjusted EBITDA between $103 million and $109 million, and adjusted EPS between $0.86 and $0.92. This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

Conference Call Information:

Call Dial in: (877) 303-6311 or (631) 813-4730

Webcast URL: http://www.epiqsystems.com/investors/corporate-overview/

Audio replay: (855) 859-2056, ID# 81602539, available through March 9, 2015

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 locations allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a "safe harbor" for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, and (22) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Year Ended December 31,
	2014	2013	2012
REVENUE:
Operating revenue	$444,118	$438,690	$344,750
Reimbursable expenses	30,352	43,393	28,335
Total Revenue	474,470	482,083	373,085

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	216,317	210,458	145,629
Reimbursable expenses	29,592	41,766	27,426
Selling, general and administrative expense	167,041	149,045	117,023
Depreciation and software and leasehold amortization	36,042	30,971	27,399
Amortization of identifiable intangible assets	12,655	18,834	26,588
Fair value adjustment to contingent consideration	1,142	2,580	(17,188)
Intangible asset impairment expense	—	—	1,777
Other operating (income) expense	880	(791)	(220)
Total Operating Expense	463,669	452,863	328,434

INCOME FROM OPERATIONS	10,801	29,220	44,651

INTEREST EXPENSE (INCOME):
Interest expense	16,674	12,130	9,263
Interest income	(21)	(15)	(18)
Net Interest Expense	16,653	12,115	9,245

INCOME (LOSS) BEFORE INCOME TAXES	(5,852)	17,105	35,406

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(4,515)	5,995	12,979

NET INCOME (LOSS)	($1,337)	$11,110	$22,427

NET INCOME (LOSS) PER SHARE INFORMATION:
Basic	($0.04)	$0.31	$0.62
Diluted	($0.04)	$0.30	$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	35,512	35,434	35,497
Diluted	35,512	36,302	36,373

Cash dividends declared per common share	$ 0.36	$ 0.36	$ 0.36

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	As of December 31,
	2014	2013
ASSETS
ASSETS:
Cash and cash equivalents	$54,226	$40,336
Trade accounts receivable, net	117,854	145,134
Property and equipment, net	70,579	72,118
Internally developed software, net	14,713	16,201
Goodwill	404,187	404,302
Other intangibles, net	29,605	41,117
Other	47,088	28,573
Total Assets	$738,252	$747,781

LIABILITIES AND EQUITY
LIABILITIES:
Current liabilities, excluding debt	53,395	65,215
Indebtedness	313,481	312,457
Other non-current liabilities	46,439	44,095
Total Equity	324,937	326,014
Total Liabilities and Equity	$738,252	$747,781

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Twelve months ended
	December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	($1,337)	$11,110
Non-cash adjustments to net income (loss):
Depreciation and amortization	48,697	49,805
Other, net	18,629	8,254
Changes in operating assets and liabilities, net
Trade accounts receivable	22,513	(43,392)
Other, net	(18,780)	6,821
Net cash provided by operating activities	69,722	32,598

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, internally developed software	(36,039)	(40,707)
Other, net	622	5
Net cash used in investing activities	(35,417)	(40,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(10,821)	93,097
Common stock repurchases	(3,982)	(29,396)
Cash dividends paid	(12,793)	(12,891)
Payment of acquisition-related liabilities	(4,962)	(3,139)
Debt issuance costs	(837)	(8,141)
Other, net	13,645	4,333
Net cash provided by (used in) financing activities	(19,750)	43,863

Effect of exchange rate changes on cash	(665)	769

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,890	36,528

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO
ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

NET INCOME (LOSS)	($630)	$96	($1,337)	$11,110
Plus:
Depreciation and amortization	11,579	12,760	48,697	49,805
Share-based compensation	8,119	4,312	13,098	10,008
Acquisition and related expense (1)	332	3,440	2,586	2,746
One-time technology expense (2)	25	2,242	4,309	3,877
Expense related to financing, net (3)	3,839	4,184	16,264	12,018
Litigation expense (4)	699	—	2,280	1,052
Timing of recognition of expense (5)	—	(857)	—	1,418
Reorganization expense (6)	306	466	13,458	1,281
Loss on disposition of assets	20	—	196	—
Strategic review expense	1,392	—	1,919	—
Provision (benefit from) for income taxes	(551)	429	(4,515)	5,995
	25,760	26,976	98,292	88,200
ADJUSTED EBITDA	$25,130	$27,072	$96,955	$99,310

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME (LOSS)
TO ADJUSTED NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

NET INCOME (LOSS)	($630)	$96	($1,337)	$11,110
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,911	2,622	7,593	11,300
Share-based compensation	4,872	2,587	7,859	6,005
Acquisition and related expense (2)	233	2,101	1,686	1,784
One-time technology expense (3)	15	1,345	2,585	2,326
Loan fee amortization	218	218	1,335	1,173
Litigation expense (4)	561	142	1,936	1,200
Timing of recognition of expense (5)	—	(514)	—	851
Reorganization expense (6)	184	280	8,075	769
Loss on disposition of assets	12	—	118	—
Strategic review expense	836	—	1,152	—
Effective tax rate adjustment (7)	(79)	219	(2,174)	(847)
	8,763	9,000	30,165	24,561
ADJUSTED NET INCOME	$8,133	$9,096	$28,828	$35,671
ADJUSTED EARNINGS PER SHARE – DILUTED	$0.22	$0.26	$0.80	$0.98

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Technology	$68,848	$84,392	$297,679	$284,929

Bankruptcy	21,168	19,506	82,961	79,723
Settlement Administration	18,476	17,071	63,478	74,038
Total Bankruptcy and Settlement Administration	39,644	36,577	146,439	153,761

TOTAL OPERATING REVENUE	$108,492	$120,969	$444,118	$438,690
EPIQ SYSTEMS, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Technology	$20,687	$25,590	$84,009	$89,339
Bankruptcy and Settlement Administration	14,637	12,753	53,166	49,070
Unallocated Corporate	(10,194)	(11,271)	(40,220)	(39,099)

TOTAL ADJUSTED EBITDA(1)	$25,130	$27,072	$96,955	$99,310

(1) Adjusted EBITDA excludes expenses related to depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, non-routine litigation expense, timing of recognition of expense, loss on disposition of assets, strategic review expense, provision for income taxes and one-time reorganization expense.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME (LOSS) PER SHARE AND&NBSP;
DILUTED ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

NET INCOME (LOSS)	($630)	$96	($1,337)	$11,110
Amounts re-allocated to nonvested shares	—	(1)	—	(113)
NET INCOME (LOSS) ADJUSTED FOR NONVESTED ALLOCATION	($630)	$95	($1,337)	$10,997

BASIC WEIGHTED AVERAGE SHARES	36,094	34,525	35,512	35,434
Adjustment to reflect share-based awards	711	787	598	868
DILUTED WEIGHTED AVERAGE SHARES	36,805	35,312	36,110	36,302

NET INCOME (LOSS) PER SHARE – DILUTED	($0.02)	$0.00	($0.04)	$0.30

ADJUSTED NET INCOME	$8,133	$9,096	$28,828	$35,671
Amounts re-allocated to nonvested shares	—	(1)	—	(113)
ADJUSTED NET INCOME ADJUSTED FOR DILUTED CALCULATION	$8,133	$9,095	$28,828	$35,558

ADJUSTED EARNINGS PER SHARE – DILUTED	$0.22	$0.26	$0.80	$0.98
CONTACT: Investor Contacts
         Kelly Bailey
         Epiq Systems
         913-621-9500
         ir@epiqsystems.com

         Chris Eddy or David Collins
         Catalyst Global
         212-924-9800
         epiq@catalyst-ir.com